Exhibit 99.1

Echo Therapeutics Provides Corporate Update and Implements Substantial Cost Reduction Initiatives

Philadelphia, PA – October 3, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a medical device company developing its Symphony® CGM System as a non-invasive, wireless, continuous glucose monitoring system, today announced a corporate update covering Company activities, expected near-term achievements and comments on recent events.

Corporate Objectives

The Company’s corporate objectives for the remainder of 2013 are as follows:

1.	Complete the EU Regulatory Clinical Trial
2.	File for CE Marking
3.	Attain Food & Drug Administration (FDA) Guidance for U.S. Regulatory Pathway
4.	Implement Significant Cost Reduction Initiatives

EU Regulatory Clinical Trial

Echo continues to enroll subjects in its multi-center European regulatory trial of the Symphony CGM System in surgical patients in hospital critical care units. Slower than expected initial enrollment in the trial and other issues inherent in clinical studies conducted in hospital critical care units caused delays in the anticipated completion of the trial in the 3rd quarter of 2013. Echo now expects to announce the top-line clinical results during the 4th quarter of 2013.

Submit for CE Marking

Following successful completion of the EU clinical trial and preparation of the Conformite Europeenne (CE) Technical File, the Company plans to submit the file for European approval late in the 4th quarter of 2013. Subsequent to the completion of the EU approval process, a decision will be made on when to initiate a limited launch of the Symphony CGM System. The decision will be based on a number of factors including the timing and implementation of product enhancements that have been identified in the ongoing clinical trial.

U.S. Food & Drug Administration Guidance

Echo has received comments from the FDA Center for Devices and Radiological Health on the pre-submission package that was filed in June 2013. The FDA has notified the Company that the meeting scheduled for the 4th quarter of 2013 may be postponed due to a lapse in appropriations resulting from the recent U.S. Federal Government shutdown. The outcome of the meeting will assist Echo in identifying and defining its strategy to complete the product and clinical development pathway for U.S. regulatory submission of the Symphony CGM System for use in the hospital critical care environment. Echo plans to commence its multi-center, pivotal FDA clinical trial in the second half of 2014, following completion of certain system enhancements and receipt of Institutional Review Board (IRB) approvals.

Cost Reduction Initiatives

The Company has implemented a number of substantial cost reduction measures in ways that will not diminish Echo’s ability to execute on its short-term objectives as part of a restructuring plan recommended by Robert F. Doman, Echo’s Executive Chairman and Interim CEO, and approved by Echo’s Independent Board of Directors on September 30, 2013. This will be achieved through cost-cutting initiatives aimed at reducing operating costs, particularly marketing and manufacturing expenditures and corporate general and administrative costs. While improving operating efficiency and containing costs are on-going priorities, Echo has targeted cost reductions across all aspects of its operations in both external spend and head count. On September 30, 2013, Echo implemented a staff reduction of approximately 33% of the Company’s workforce. As a result of these initiatives, the 4th quarter burn rate is expected to decrease by approximately 35-40% from the quarterly burn rate experienced during the first three quarters of 2013.

“It’s important to recognize this shift as part of a continuing effort to focus our efforts and resources on our short-term corporate objectives in order to drive future shareholder value. I strongly believe in our management team’s ability to execute on our plan to better position the Company to realize its long-term potential,” said Mr. Doman. “We highly value all of our employees and deeply regret having to make these workforce reductions. However, these reductions were essential to better align ongoing expenses with our short-term objectives and position Echo for future growth.”

Other Corporate Updates

Patrick T. Mooney, M.D.’s employment with the Company, as Chairman and Chief Executive Officer, terminated effective September 27, 2013. The Company thanks Dr. Mooney for his service and wishes him well in all future endeavors.  As previously announced, Robert F. Doman currently serves as Executive Chairman and Interim Chief Executive Officer. The Board has commenced a search for a new Chief Executive Officer. William Grieco, the Chairman of the Company’s Nominating and Corporate Governance Committee, is leading the search for Dr. Mooney’s replacement.

Following Platinum-Montaur’s August 30, 2013 public communication, Echo has held productive meetings with Platinum to discuss the proposals outlined in the communication. The Company will continue to foster open and effective lines of communication with Platinum and will keep shareholders apprised of material developments that may emanate from those cooperative discussions.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. Significant opportunity also exists for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts including, but not limited to, statements about Echo completing the EU regulatory clinical trial and announcing clinical trial results, filing for CE marking, conducting a limited launch of the Symphony CGM System, meeting with the FDA, attaining FDA guidance for Symphony CGM System’s U.S. regulatory pathway, commencing its multi-center FDA clinical trial of the Symphony CGM System, implementing significant cost reduction initiatives and decreasing Echo’s burn rate, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
Echo Therapeutics, Inc.
(215) 717-4104

or

Seth Lewis
Senior Vice President, Trout Group, LLC
(646) 378-2952

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